UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2009
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23-661	38-3317208

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30142 Wixom Road, Wixom, Michigan 48393
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (248) 960-9009
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-1.1
EX-4.2
EX-5.1
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement.
     On September 29, 2009, Rockwell Medical Technologies, Inc. (the “Company”), entered into a Placement Agency Agreement (the “Placement Agency Agreement”) in which JMP Securities LLC served as lead placement agent and Wedbush Securities Inc., served as co-placement agent (together with JMP Securities LLC, the “Placement Agents”), relating to a registered direct offering by the Company of up to an aggregate of 2,840,000 shares of the Company’s common stock (“Common Stock”) and warrants to purchase 1,079,200 shares of Common Stock (the “Investor Warrants”) (the “Offering”). The sale of the Common Stock and Investor Warrants is being made pursuant to Subscription Agreements, dated September 29, 2009 (the “Subscription Agreements”), with each investor. The purchase price per unit, consisting of one share and a warrant to purchase 0.38 shares, is $7.75, resulting in gross proceeds of approximately $22.0 million, before deducting placement agents’ fees and estimated offering expenses. The net offering proceeds to the Company, after deducting the placement agents’ fees and other estimated offering expenses payable by the Company, are expected to be approximately $20.5 million.
     The per share exercise price of the Investor Warrants is $9.55. The Investor Warrants are exercisable at any time beginning six months after the date of issuance and expire on the fifth anniversary of issuance.
     The closing of the Offering is expected to take place on or about October 5, 2009, subject to the satisfaction of customary closing conditions. At the closing of the Offering, the Company will pay the Placement Agents a fee equal to 6.0% of the gross proceeds from the sale of the units and will reimburse certain expenses incurred by the Placement Agents up to $50,000. In addition, at the closing, the Company will issue to the Placement Agents warrants to purchase an aggregate number of shares of Common Stock equal to 3.0% of the shares of Common Stock sold in the Offering at an exercise price of $9.55 per share (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable commencing six months from the date of issuance thereof and expire on the third anniversary of the date of issuance thereof.
     The Common Stock, Investor Warrants and Placement Agent Warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-160791) that became effective on August 17, 2009. A copy of the opinion of Dykema Gossett PLLC relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.
     The foregoing descriptions of the Placement Agency Agreement, the form of Placement Agent Warrants, the form of Investor Warrants, and the form of Subscription Agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated herein by reference. The benefits of the representations and warranties set forth in such documents are intended only for investors in the Offering and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 9.01	Financial Statements and Exhibits.

Exhibit 1.1	Placement Agency Agreement between JMP Securities LLC, Wedbush Securities Inc., and Rockwell Medical Technologies, Inc., dated September 29, 2009

Exhibit 4.1	Form of Investor Warrant to Purchase Common Stock issuable by the Company to the investor signatories to the Subscription Agreement (included as Exhibit F to Exhibit 1.1)

Exhibit 4.2	Form of Placement Agent Warrant issuable by the Company to JMP Securities LLC and Wedbush Securities Inc.

Exhibit 5.1	Opinion of Dykema Gossett PLLC

Exhibit 10.1	Form of Subscription Agreement between Rockwell Medical Technologies, Inc. and the investor signatories thereto (included as Exhibit A to Exhibit 1.1)

Exhibit 23.1	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1)

Exhibit 99.1	Press Release, dated September 30, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: September 30, 2009	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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